Exhibit 99.1

News Release

Contact	Dave Blumberg
TransUnion

E-mail	david.blumberg@transunion.com

Telephone	312-972-6646

FOR IMMEDIATE RELEASE

TransUnion Announces Chief Financial Officer Transition

•	Todd Cello stepping down on December 31, 2026, after 29 years with the Company

•	Cello will then serve as a full-time advisor through March 1, 2027

•	TransUnion reaffirms 2026 financial outlook

Chicago, Sept. 23, 2026 — TransUnion (NYSE: TRU) today announced that Todd Cello, Executive Vice President, Chief Financial Officer (CFO), has made the personal decision to step down after 29 years with the company, including nine years as CFO. Cello will remain CFO through December 31, 2026, and will serve as a full-time advisor until March 1, 2027, to support a smooth transition to his successor. TransUnion has initiated a comprehensive search for its next CFO in partnership with a leading executive search firm.

“Todd has guided TransUnion through many of our defining moments, and I have greatly valued his partnership and counsel. His commitment to our company will leave a strong, positive legacy,” said Chris Cartwright, President & Chief Executive Officer. “While we will miss Todd’s leadership, TransUnion is well positioned for the future. We remain confident in our ability to deliver long-term value for our customers, associates, and shareholders.”

“I feel privileged to have been a part of TransUnion’s evolution, and I am grateful to the many colleagues who have shared that journey,” said Cello. “After careful reflection, I believe this is the right time to consider my next chapter. As a long-term shareholder, I remain confident in TransUnion’s future and deeply invested in its continued success. I am committed to supporting a thoughtful transition, including assisting with the search for and onboarding of my successor.”

TransUnion Reaffirms Third Quarter and Full-Year 2026 Guidance

TransUnion is reaffirming third quarter and full-year 2026 guidance for revenue, Adjusted EBITDA, and Adjusted Diluted Earnings Per Share. The planned CFO departure is not expected to impact the Company’s business operations, strategic priorities, long-term financial targets or capital allocation approach.

transunion.com

About TransUnion (NYSE: TRU)

TransUnion is a global information and insights company with over 13,000 associates operating in more than 30 countries. We make trust possible by ensuring each person is reliably represented in the marketplace. We do this with a Tru™ picture of each person: an actionable view of consumers, stewarded with care. Through our acquisitions and technology investments, we have developed innovative solutions that extend beyond our strong foundation in core credit into areas such as marketing, fraud, risk and advanced analytics. As a result, consumers and businesses can transact with confidence and achieve great things. We call this Information for Good® — and it leads to economic opportunity, great experiences and personal empowerment for millions of people around the world.

http://www.transunion.com/business

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs, expectations and outlook are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our third quarter and full year 2026 guidance, and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negatives of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements, or that could materially affect our financial results or such forward-looking statements include the risks and factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”). There may be other factors, many of which are beyond our control, that may cause our actual results to differ materially from the forward-looking statements. You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

Non-GAAP Financial Measures

This press release includes references to certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted Diluted Earnings Per Share, that are more fully described in the appendices to Exhibit 99.1, “Press Release of TransUnion dated July 28, 2026, announcing results for the quarter ended June 30, 2026,” under the heading “Non-GAAP Financial Measures,” furnished to the SEC on July 28, 2026 (the “2nd Quarter 2026 Earnings Release”). These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are included in Schedule 7, “Reconciliation of Non-GAAP Guidance (Unaudited)” of the 2nd Quarter 2026 Earnings Release.

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